Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

STG Group, Inc.

Reston, VA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-211401), of STG Group, Inc. of our report dated April 17, 2017, relating to the consolidated financial statements which appears in this Form 10-K.

 /s/ BDO USA, LLP

McLean, Virginia

April 17, 2017